EXHIBIT 10.17
SEVENTEENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
     THIS SEVENTEENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of the 25th day of June, 2008 by and among the banks that are or may from time to time become parties hereto (individually a “Bank” and collectively, the “Banks”), LASALLE BANK NATIONAL ASSOCIATION, a national banking association (in its individual capacity, “LaSalle”), as agent (“Agent”) for the Banks, and SIGMATRON INTERNATIONAL, INC., a Delaware corporation (the “Borrower”).
W I T N E S S E T H:
     WHEREAS, Agent, the Banks and Borrower are parties to that certain Loan and Security Agreement dated as of August 25, 1999 (the “Original Agreement”), as amended by that certain Amendment to Loan and Security Agreement dated as of August 31, 2000, that certain Forbearance Agreement and Second Amendment to Loan and Security Agreement dated as of February 1, 2001, that certain Forbearance Agreement and Third Amendment to Loan and Security Agreement dated as of May 31, 2001, that certain Forbearance Agreement and Fourth Amendment to Loan and Security Agreement dated as of July 31, 2001, that certain Fifth Amendment to Loan and Security Agreement dated as of November 30, 2001, that certain Sixth Amendment to Loan and Security Agreement dated as of April 22, 2002, that certain Seventh Amendment to Loan and Security Agreement dated as of October 16, 2002, that certain Eighth Amendment to Loan and Security Agreement dated as of February 19, 2004, that certain Ninth Amendment to Loan and Security Agreement dated as of March 11, 2005, that certain Tenth Amendment to Loan and Security Agreement dated as of July 14, 2005, that certain Eleventh Amendment to Loan and Security Agreement dated as of September 12, 2005, that certain Twelfth Amendment to Loan and Security Agreement dated as of July 31, 2006, that certain Thirteenth Amendment to Loan and Security Agreement dated as of October 20, 2006, that certain Fourteenth Amendment to Loan and Security Agreement dated as of January 31, 2007, that certain Fifteenth Amendment to Loan and Security Agreement dated as of April 30, 2007 and that certain Sixteenth Amendment to Loan and Security Agreement dated as of March 30, 2008 (the Original Agreement and all of the foregoing amendments are collectively referred to as the “Agreement”); and
     WHEREAS, the Borrower and the Banks have agreed to further amend the Agreement to modify certain provisions of the Agreement as set forth herein.
     NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:
     1. Incorporation of the Agreement. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Agreement, and the Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in Paragraph 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.
     2. Amendment of the Agreement.
          (a) The definition of the terms “Bank Product Agreements”, “Bank Product Obligations”, “Bank Products”, “Hedging Agreement”, and “Hedging Obligation” are hereby added to Paragraph 1.1 of the Agreement to read as follows:
     “Bank Product Agreements” shall mean those certain agreements entered into from time to time by the Borrower or any Subsidiary with the Bank or any Affiliate of the Bank concerning Bank Products.
     “Bank Product Obligations” shall mean all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Borrower or any Subsidiary to the Bank or any Affiliate of the Bank pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.
     “Bank Products” shall mean any service or facility extended to the Borrower or any Subsidiary by the Bank or any Affiliate of the Bank, including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) Hedging Agreements.
     “Hedging Agreement” shall mean any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.
     “Hedging Obligation” shall mean, with respect to any Person, any liability of such Person under any Hedging Agreement.
          (b) The definition of the terms “Borrower’s Liabilities” and “Maturity Date” appearing in Paragraph 1.1 of the Agreement are hereby amended and restated to read as follows:
     “Borrower’s Liabilities” means all obligations and liabilities of Borrower in the aggregate to Bank (including, without limitation, all debts, claims, reimbursement obligations, Hedging Obligations, Bank Product Obligations and indebtedness) whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under this Agreement, the Other Agreements, Bank Product Agreements or Hedging Agreements, or by oral agreement or operation of law or otherwise.
     Maturity Date” means (i) September 30, 2010 with respect to all Revolving Loans and (ii) June 30, 2011 with respect to the Term Loan.

          (c) Paragraphs 11.2(f)(v) and (vi) of the Agreement are hereby amended and restated to read as follows:
     (v) Not permit the aggregate amount of Capital Expenditures to exceed $3,500,000 in any fiscal year (excluding any Capital Expenditures associated with Sigmatron’s plant located in China).
     (vi) Maintain EBITDA of not less than $7,000,000 measured quarterly on a rolling twelve month basis.
     3. Consent. Pursuant to the request of the Borrower, Agent and each of the Banks hereby consent to, and waive any Event of Default arising or occurring under Paragraphs 11.3(a), 11.3(b)(iv), 11.3(e) and 11.3(i) of the Loan Agreement as a result of (i) the purchase by the Borrower or its Subsidiary of certain real estate located in Acuna, Mexico (the “Acuna Real Estate”) and (ii) the incurrence of $1,000,000 in indebtedness to finance said real estate which shall be subject to the following conditions.
          (a) No Event of Default exists or would be caused by the purchase of the Acuna Real Estate;
          (b) The aggregate purchase price for the Acuna Real Estate shall not exceed $1,000,000; (the “Acuna Debt”);
          (c) The Acuna Debt will be secured solely by the Acuna Real Estate and no other assets of the Borrower; and
          (d) The Borrower shall provide the Bank with certified copies of all operative documents evidencing the purchase of the Acuna Real Estate promptly upon the closing of the Purchase.
     The Borrower hereby acknowledges that the waiver contained in this Amendment is granted by Agent and the Banks only for the limited purpose set forth herein and each term and provision of the Agreement continues in full force and effect. The waiver in no manner creates a course of dealing or otherwise impairs the future ability of the Agent or the Banks to declare an Event of Default under or otherwise enforce the terms of the Agreement.
     4. Representations and Warranties. The representations and warranties set forth in the Agreement and all covenants set forth in the Agreement shall be deemed remade and affirmed as of the date hereof by Borrower, except any and all references to the Agreement in such representations, warranties and covenants shall be deemed to include this Amendment. Borrower hereby expressly reaffirms, reinstates and assumes (on the same basis as set forth in the Agreement) all of the obligations and liabilities to the Agent as set forth in the Agreement and this Amendment, and agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, guarantees, indemnities, grants of security interest and covenants contained in the Agreement. Borrower also acknowledges and reaffirms that the Agreement, as amended by this Amendment, is in full force and effect and that no defenses exist as of the date of this Amendment to Borrower’s full compliance with the Agreement, as amended by this Amendment. Borrower hereby acknowledges that the security interests granted in the Agreement constitute a valid continuing first Lien in and to the Collateral. No Event of Default has occurred and is continuing and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under the Agreement.
     5. Delivery of Documents/Information. Prior to entering into this Amendment, Agent shall have received from the Borrower the following fully executed documents, in form and substance satisfactory to Agent and each Bank, and all of the transactions contemplated by each such document shall have been consummated or each condition contemplated by each such document shall have been satisfied:
          (a) this Amendment;
          (b) Substitute Revolving Notes in favor of each Bank; and
          (c) such other document and certificates as Agent may request.
     6. Reference to the Effect on the Agreement.
          (a) References. Upon the date of this Amendment and on and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Agreement, as amended hereby.
          (b) Ratification. As specifically modified above, the Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.
     7. Representations and Warranties of the Borrower. Borrower hereby represents and warrants to Agent and the Banks as of the date hereof as follows:
          (a) The execution and delivery of this Amendment and the performance by Borrower of its obligations hereunder are within Borrower’s powers and authority, have been duly authorized by all necessary corporate action and do not and will not contravene or conflict with the Certificate of Incorporation or By-laws of Borrower.
          (b) The Agreement (as amended by this Amendment) and the Other Agreements constitute legal, valid and binding obligations enforceable in accordance with their terms by Agent and the Banks against Borrower, and Borrower expressly reaffirms each of its obligations under the Agreement (as amended by this Amendment) and each of the Other Agreements, including, without limitation, Borrower’s Liabilities. Borrower further expressly acknowledges and agrees that Agent has a valid, duly perfected, first priority and fully enforceable security interest in and lien against each item of Collateral except as otherwise set forth in the Agreement. Borrower agrees that it shall not dispute the validity or enforceability of the Agreement (as it was stated before and after this Amendment) or any of the Other Agreements or any of its respective obligations thereunder, or the validity, priority, enforceability or extent of Agent’s security interest in or lien against any item of Collateral, in any judicial, administrative or other proceeding;

          (c) No consent, order, qualification, validation, license, approval or authorization of, or filing, recording, registration or declaration with, or other action in respect of, any governmental body, authority, bureau or agency or other Person is required in connection with the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, this Amendment; and
          (d) The execution, delivery and performance of this Amendment by Borrower does not and will not violate any law, governmental regulation, judgment, order or decree applicable to Borrower and does not and will not violate the provisions of, or constitute a default or any event of default under, or result in the creation of any security interest or lien upon any property of Borrower pursuant to, any indenture, mortgage, instrument, contract, agreement or other undertaking to which Borrower is a party or is subject or by which Borrower or any of its real or personal property may be bound.
     8. Releases; Indemnities.
          (a) In further consideration of the Banks’ execution of this Amendment, Borrower, and on behalf of its successors, assigns, subsidiaries and Affiliates, hereby forever releases Agent and each Bank and their respective successors, assigns, parents, subsidiaries, Affiliates, officers, employees directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of action (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent (collectively, “Claims”), that Borrower may have against the Releasees which arise from or relate to any actions which the Releasees may have taken or omitted to take prior to the date this Amendment was executed, including without limitation with respect to Borrower’s Liabilities, any Collateral, the Agreement, any Other Agreement and any third parties liable in whole or in part for Borrower’s Liabilities. This provision shall survive and continue in full force and effect whether or not Borrower shall satisfy all other provisions of this Amendment, the Other Agreements or the Agreement, including payment in full of Borrower’s Liabilities.
          (b) Borrower hereby agrees that its obligation to indemnify and hold the Releasees harmless as set forth in Paragraph 8(a) of this Amendment shall include an obligation to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of, any Person, including, without limitation, officers, directors, agents, trustees, creditors, partners or shareholders of Borrower, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statute, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Amendment or any other document executed in connection herewith. The foregoing indemnity shall survive the payment in full of the Borrower’s Liabilities and the termination of this Amendment, the Agreement and the Other Agreements.

     9. Fees and Expenses. Borrower agrees to pay on demand all costs, fees and expenses of or incurred by the Agent in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents executed and delivered in connection with the transactions described herein (including the filing or recording thereof), including, but not limited to, the reasonable fees and expenses of counsel for the Agent, search fees and taxes payable in connection with this Amendment and any future amendments to the Agreement.
     10. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

(Seventeenth Amendment to Loan and Security Agreement Signature Page)
     IN WITNESS WHEREOF, the parties hereto have duly executed this Seventeenth Amendment to Loan and Security Agreement as of the date first above written.

SIGMATRON INTERNATIONAL, INC.
By:	/s/ Linda K. Blake
Its:	Chief Financial Officer

LASALLE BANK NATIONAL ASSOCIATION, for itself and as Agent
By:	/s/ Eileen Roethler
Its:	Vice President

NORTH SHORE COMMUNITY BANK & TRUST, as a Bank
By:	/s/ Thomas E. Fredricksen
Its:	Vice President